                                  BROADVISION, INC.


                     -------------------------------------------

                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                     -------------------------------------------



                                   JANUARY 31, 1994

                                  TABLE OF CONTENTS

                                                                            PAGE

SECTION 1 AUTHORIZATION AND SALE OF THE SERIES B PREFERRED STOCK............  1

    1.1  Authorization......................................................  1
    1.2  Sale of Preferred..................................................  1
    1.3  Closing Date.......................................................  1
    1.4  Delivery...........................................................  1

SECTION 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................  1

    2.1  Organization and Standing.  .......................................  1
    2.2  Corporate Power....................................................  1
    2.3  Subsidiaries.......................................................  2
    2.4  Capitalization.....................................................  2
    2.5  Authorization......................................................  2
    2.6  Material Liabilities...............................................  3
    2.7  Compliance with Other Instruments, etc.............................  3
    2.8  Litigation, etc....................................................  3
    2.9  Registration Rights................................................  3
    2.10 Governmental Consent, etc..........................................  3
    2.11 Offering...........................................................  4
    2.12 Certain Transactions...............................................  4
    2.13 Intellectual Property..............................................  4
    2.14 Employee and Consultant Agreements.................................  5
    2.15 Disclosure.........................................................  5
    2.16 Brokers or Finders.................................................  5
    2.17 No Dividends.......................................................  5
    2.18 Contracts..........................................................  5
    2.19 Employee Compensation Plans........................................  5
    2.20 Related-Party Transactions.........................................  5
    2.21 Manufacturing and Marketing Rights.................................  5
    2.22 Corporate Documents................................................  6

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR....................  6

    3.1  Authorization......................................................  6
    3.2  Experience.........................................................  6
    3.3  Investment.........................................................  6
    3.4  Rule 144...........................................................  6
    3.5  Ability to Bear Economic Risk......................................  7
    3.6  No Public Market...................................................  7


                                          i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE

    3.7  Access to Data.....................................................  7
    3.8  Accredited Investor Status.........................................  7

SECTION 4 CONDITIONS TO CLOSING OF INVESTOR.................................  7

    4.1  Representations and Warranties.....................................  7
    4.2  Covenants..........................................................  7
    4.3  No Material Adverse Change.........................................  7
    4.4  Blue Sky...........................................................  8
    4.5  Board of Directors.................................................  8
    4.6  Compliance Certificate.............................................  8
    4.7  Opinion of Counsel.................................................  8
    4.8  Investors' Rights Agreement........................................  8
    4.9  Certificate of Designation.........................................  8

SECTION 5 CONDITIONS TO CLOSING OF COMPANY..................................  8

    5.1  Representations and Warranties.....................................  8
    5.2  Covenants. ........................................................  8
    5.3  Blue Sky...........................................................  8
    5.4  Investors' Rights Agreement........................................  8

SECTION 6 AFFIRMATIVE COVENANTS OF THE INVESTOR.............................  9

    6.1  Covenant Not To Transfer...........................................  9

SECTION 7 AFFIRMATIVE COVENANTS OF THE COMPANY..............................  9

    7.1  Financial Information..............................................  9
    7.2  Assignment of Rights to Financial Information......................  9
    7.3  Company Strategy Briefings......................................... 10
    7.4  Termination of Covenants........................................... 10

SECTION 8 MISCELLANEOUS..................................................... 10

    8.1  Governing Law...................................................... 10
    8.2  Survival........................................................... 10
    8.3  Successors and Assigns............................................. 10
    8.4  Entire Agreement................................................... 10


                                         ii.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE

    8.5  Rights of Investor................................................. 10
    8.6  Notices, etc....................................................... 10
    8.7  Expenses........................................................... 11
    8.8  Counterparts....................................................... 11
    8.9  Severability....................................................... 11
    8.10 California Corporate Securities Law................................ 11
    8.11 Approval of Amendments and Waivers................................. 11


EXHIBITS

    A  - Schedule of Investor
    B  - Certificate of Designation of Preferences
    C  - Schedule of Exceptions
    D  - Investors' Rights Agreement
    E  - Form of Legal Opinion to the Investor from Cooley Godward Castro
         Huddleson & Tatum


                                         iii.

                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT



    THIS AGREEMENT is made as of January 31, 1994 between BROADVISION, INC., a Delaware corporation (the "Company") and the investor as set forth in Exhibit A hereto ("Investor").

                                      SECTION 1
                AUTHORIZATION AND SALE OF THE SERIES B PREFERRED STOCK

    1.1 AUTHORIZATION. The Company has authorized the issuance and sale of 800,000 shares of its Series B Preferred Stock (the "Preferred") having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation of Preferences in the form attached to this Agreement as Exhibit B (the "Certificate").

    1.2 SALE OF PREFERRED. Subject to the terms and conditions hereof, Investor agrees to purchase and the Company agrees to sell and issue to Investor the number of shares of Preferred set forth opposite Investor's name on Exhibit A at a price of $1.25 per share.

    1.3 CLOSING DATE. The closing of the purchase and sale of the Preferred hereunder (the "Closing") shall be held at the law offices of Cooley Godward Castro Huddleson & Tatum ("Cooley Godward"), 5 Palo Alto Square, 4th Floor, Palo Alto, California 94306, on the date of this Agreement or at such other time and place upon which the Company and the Investor shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

    1.4 DELIVERY. At the Closing the Company will deliver to Investor a certificate representing the shares of Preferred that Investor is purchasing against payment of the purchase price therefor by wire transfer or by check payable to the order of the Company.

                                      SECTION 2
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to Investor as follows:

    2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is presently required.

    2.2 CORPORATE POWER. The Company will have at the Closing Date all requisite legal and corporate power to execute and deliver this Agreement and the Investors' Rights Agreement


                                          1.

substantially in the form attached hereto as Exhibit D (the "Investors' Rights Agreement") (the Agreement and the Investors' Rights Agreement are hereinafter collectively referred to as the "Agreements"), to sell and issue the Preferred under this Agreement, to issue the Common Stock issuable upon conversion of the Preferred and to carry out and perform its obligations under the terms of the Agreements, including all exhibits and schedules hereto and thereto.

    2.3 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any other corporation, association or business entity.

    2.4 CAPITALIZATION. The authorized capital stock of the Company consists, or immediately prior to the Closing will consist, of 17,000,000 shares of Common Stock, of which 5,700,000 are issued and outstanding and 6,000,000 shares of Preferred Stock, of which 4,300,000 are designated Series A Preferred Stock (of which 4,266,667 are issued and outstanding), and 1,400,000 are designated Series B Preferred Stock (of which 800,000 will be issued and outstanding immediately after the Closing). The outstanding shares of Common and Series A Preferred Stock are owned by the shareholders set forth and in the numbers specified on Exhibit C. No other shares of capital stock are outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Preferred has the rights, preferences, privileges and restrictions set forth in the Certificate. Except for (i) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock specified in the Certificate of Incorporation of the Company, as amended, and the Certificate, (ii) the obligations of the holders of the Series A Preferred Stock to purchase Series B Preferred Stock; and (iii) the arrangements with respect to employee stock set forth in Exhibit C, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company. All outstanding securities of the Company were issued in compliance with the registration or qualification provisions of all applicable U.S. federal and state securities laws.

    2.5 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Preferred (and the Common Stock issuable upon conversion of the Preferred) and the performance of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, general equity principles, and limitations upon rights to indemnity. The Preferred, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions under the Agreements and under applicable federal and state securities laws. The Common Stock issuable upon conversion of the Preferred has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions under the Agreements, the right of first refusal provided in the Company's Bylaws, and applicable federal


                                          2.

and state securities laws. The Preferred is not subject to any preemptive rights or rights of first refusal.

    2.6 MATERIAL LIABILITIES. The Company has no material indebtedness or liabilities, absolute or contingent (individually or in the aggregate), except
(1) with respect to services rendered by its employees or consultants; (2) with respect to unpaid legal and other fees and costs incurred in connection with the formation and ongoing business of the Company, the issuance of Common Stock to its founder and the issuance of the Preferred in connection with this Agreement;
(3) liabilities incurred in the ordinary course of business that do not exceed $50,000 in the aggregate; and (4) as set forth in Exhibit C.

    2.7 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Company is not, and will not by virtue of entering into and performing the Agreements and the transactions contemplated thereunder be, in violation of any term of its Certificate of Incorporation or Bylaws or any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound, and is not, and will not by virtue of entering into and performing the Agreements and the transactions contemplated thereunder be, in violation of any order addressed specifically to the Company nor, to the best of the Company's knowledge, any order, statute, rule or regulation applicable to the Company.

    2.8 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending or threatened against the Company before any court or governmental agency (nor, to the best of the Company's knowledge, is there any basis therefor). There is no judgment, decree, or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company presently intends to initiate.

    2.9 REGISTRATION RIGHTS. Except as set forth in the Investors' Rights Agreement, the Company is not under any obligation to register (as defined in Section 1.2 of the Investors' Rights Agreement) any of its presently outstanding securities or any of its securities that may hereafter be issued.

    2.10 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Preferred (and the Common Stock issuable upon conversion of the Preferred) or the consummation of any other transaction contemplated thereby, except for (a) the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and
(b) the filing of a Notice with the California Commissioner of Corporations pursuant to Section 25102(f) of the California Corporations Code and/or such other filings as may be required under other applicable blue sky laws, which filings, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing, as applicable.


                                          3.

    2.11 OFFERING.  Subject to the accuracy of the representations set forth in
Section 3 hereof, the offer, sale and issuance of the Preferred pursuant to this Agreement and the issuance of the Common Stock to be issued upon conversion of the Preferred constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

    2.12 CERTAIN TRANSACTIONS. Since its date of incorporation, the Company has not (a) discharged or satisfied any obligation or liability other than as authorized by its Board of Directors, or in the ordinary course of business or in amounts less than $100,000 in the aggregate, (b) declared or made any payment or distribution to its shareholders or redeemed or purchased any of its shares of capital stock or securities, (c) mortgaged or subjected to encumbrances any of its assets, (d) sold, transferred or leased to third parties any of its assets except in the ordinary course of business, (e) canceled or compromised any material debt or any claim or waived or released any right of material value, suffered any physical damage or destruction or loss materially and adversely affecting its properties, operations or business, (f) made any loans or advances to any persons other than immaterial amounts (both individually and in the aggregate) in the ordinary course of business or (g) entered into any material transaction other than as approved by its Board of Directors or in the ordinary course of business or agreed to any of the foregoing other than with respect to transactions relating to this Agreement.

    2.13 INTELLECTUAL PROPERTY. To the best of its knowledge (but without having conducted any special investigation or patent search), the Company has or will be able to license on commercially reasonable terms sufficient legal rights to all patents, copyrights, trade secrets, information, proprietary rights and processes (collectively "Proprietary Information") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except for agreements with its own officers, employees and consultants substantially in the forms referenced in
Section 2.14 below, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.
The Company has not received any communications alleging that the Company has violated or infringed or that the Company would, by conducting its business as proposed, violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of and consultants to the Company, nor the conduct of the Company's business as now conducted or as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.


                                          4.

    2.14 EMPLOYEE AND CONSULTANT AGREEMENTS. All employees and consultants of the Company have entered into proprietary information and inventions agreements, substantially in the Company's standard forms and, to the best of the Company's knowledge, none of the Company's current or former employees or consultants is in violation of such agreements.

    2.15 DISCLOSURE. None of the representations or warranties made by the Company in this Agreement and no information in the Exhibits hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

    2.16 BROKERS OR FINDERS. The Company has not entered into any agreement or arrangement giving rise to any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements.

    2.17 NO DIVIDENDS. The Company has not made any declaration, setting aside for payment or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, repurchase or other acquisition of any of such stock.

    2.18 CONTRACTS. Except as listed on Exhibit C, the Company is not party to any contract or agreement (i) with expected receipts or expenditures in excess of $10,000, (ii) involving a license or grant of rights to or from the Company involving patents, trademarks, copyrights, or other proprietary information applicable to the business of the Company, (iii) with provisions restricting or affecting the development, manufacture, or distribution of the Company's products or services, or (iv) that provides indemnification by the Company with respect to infringements of proprietary rights.

    2.19 EMPLOYEE COMPENSATION PLANS. Except as listed on Exhibit C, the Company is not party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement agreements, or other employee compensation agreements. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

    2.20 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may have business relationships with or may compete with the Company.

    2.21 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person,


                                          5.

corporation, partnership or other entity, and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products, and has not licensed or sold any of its technology or proprietary information to any person, corporation, partnership or other entity.

    2.22 CORPORATE DOCUMENTS. The Company has furnished the Investor with copies of the Certificate of Incorporation and Bylaws as currently in effect. Said copies are true, correct, and complete and contain all amendments through the Closing Date.

                                      SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

    Investor hereby represents and warrants to the Company as follows:

    3.1 AUTHORIZATION. The Agreements constitute valid and legally binding obligations of Investor, enforceable in accordance with their terms except as the enforceability thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Investor is authorized and has full right and power to purchase the Preferred, and the person signing the Agreements and any other instrument executed and delivered hereby on behalf of such entity has been duly authorized by such entity and has full power and authority to do so.

    3.2 EXPERIENCE. The Investor has, from time to time, evaluated investments in new, high technology companies and has, either individually or through the personal experience of one or more of its current officers or partners, experience in evaluating and investing in new, high technology companies. The Investor has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Preferred and it is able to protect its own interests in connection with this transaction.

    3.3 INVESTMENT. The Investor is acquiring the Preferred (and any Common Stock issuable upon conversion of the Preferred) for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Preferred (and any Common Stock issuable upon conversion of the Preferred) to be purchased has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

    3.4 RULE 144. The Investor acknowledges that the Preferred must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the


                                          6.

securities to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. The Investor is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plan to satisfy these conditions in the foreseeable future.

    3.5 ABILITY TO BEAR ECONOMIC RISK. The Investor understands that investment in the Preferred involves a high degree of risk, and represents that it is able, without impairing its financial condition, to hold the Preferred for an indefinite period of time and to suffer a complete loss on its investment.

    3.6 NO PUBLIC MARKET. The Investor understands that no public market now exists for any of the securities issued by the Company and that it is unlikely that a public market will ever exist for the Preferred.

    3.7 ACCESS TO DATA. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with its management. The Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material.

    3.8 ACCREDITED INVESTOR STATUS. Investor is an "accredited investor" as that term is defined in Regulation D, Rule 501 by reason of being a corporation, not formed for the specific purpose of acquiring the securities being purchased hereunder, with total assets in excess of US $5,000,000.

                                      SECTION 4
                          CONDITIONS TO CLOSING OF INVESTOR

    Investor's obligation to purchase the Preferred at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of the following conditions:

    4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

    4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

    4.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's financial condition, affairs or prospects between the date of this Agreement and the Closing Date, if different.


                                          7.

    4.4 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Preferred and Common Stock issuable upon conversion of the Preferred.

    4.5 BOARD OF DIRECTORS. The Board of Directors of the Company immediately following the Closing will consist of Pehong Chen, David L. Anderson and Yogen
K. Dalal.

    4.6 COMPLIANCE CERTIFICATE. The Company shall have delivered on the Closing Date a certificate signed by an officer of the Company certifying that the conditions specified in Sections 4.1 through 4.4 have been fulfilled.

    4.7 OPINION OF COUNSEL. The Investor shall have received from Cooley Godward, counsel for the Company, an opinion in substantially the form of Exhibit E attached to this Agreement.

    4.8 INVESTORS' RIGHTS AGREEMENT. The Company and Investor shall have entered into the Investors' Rights Agreement.

    4.9 CERTIFICATE OF DESIGNATION. The Certificate shall have been filed with the Secretary of State of Delaware.

                                      SECTION 5
                           CONDITIONS TO CLOSING OF COMPANY

    The Company's obligation to issue and sell the Preferred at the Closing is subject to the fulfillment of the following conditions:

    5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

    5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Investor on or prior to the Closing Date shall have been performed or complied with in all respects.

    5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Preferred and Common Stock issuable upon conversion of the Preferred.

    5.4 INVESTORS' RIGHTS AGREEMENT. The Company and Investor shall have entered into the Investors' Rights Agreement.


                                          8.

                                      SECTION 6
                        AFFIRMATIVE COVENANTS OF THE INVESTOR

    6.1 COVENANT NOT TO TRANSFER. Investor hereby agrees not to transfer the Preferred (and any Common Stock into which the Preferred may be converted) except upon the conditions set forth in the Section 1.1 of the Investors' Rights Agreement.

                                      SECTION 7

                         AFFIRMATIVE COVENANTS OF THE COMPANY

    7.1 FINANCIAL INFORMATION. The Company will furnish the following reports to Investor for so long as Investor is a holder of (or is entitled to receive upon conversion) Registrable Securities (as defined in the Investors' Rights Agreement, hereinafter referred to as the "Registrable Securities" for purposes of this Section 7) equalling not less than 1 percent of the Company's then outstanding shares (calculated on an as-converted basis).

         (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and audited consolidated statements of income, shareholders' equity and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company;

         (b) As soon as practicable after the end of every quarter in each fiscal year of the Company and in any event within 30 days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company;

         (c) Contemporaneously with delivery to the holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

    7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 7.1 may be assigned or otherwise conveyed by the Investor (or by any permitted transferee of any such rights) only in connection with the transfer to a single transferee of Registrable Securities equalling not less than 1 percent of the Company's then outstanding shares (calculated on an as-converted basis) (including, for such purposes transfers by affiliates of a transferror) or upon the written consent of the Company which consent shall not be unreasonably withheld.


                                          9.

    7.3 COMPANY STRATEGY BRIEFINGS. The Company will conduct semi-annual reviews of Company strategy with Investor, which shall include the presentation of information with respect to the Company's operating budget, at the offices of the Company at times mutually agreeable to the Company and the Investor.

    7.4  TERMINATION OF COVENANTS.  The covenants set forth in Sections 7.1,
7.2 and 7.3 shall terminate and be of no further force or effect after the earlier of (a) the date upon which a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten public offering of its securities first becomes effective, or (b) the date when none of the Preferred is outstanding.

                                      SECTION 8
                                    MISCELLANEOUS

    8.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California.

    8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in this Agreement or in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed to be made as of the date of this Agreement, and not necessarily as of some later date.

    8.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of Investor to purchase the Preferred shall not be assignable without the consent of the Company.

    8.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

    8.5 RIGHTS OF INVESTOR. Each holder of the Preferred (and Common Stock issued upon conversion of the Preferred) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or ownership of any Preferred, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement affecting any such modification, and such holder shall not incur any liability to any other holder or holders of Preferred with respect to exercising or refraining from exercising any such right or rights.

    8.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid,


                                         10.

or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, to Investors' addresses set forth on the signature page hereof or at such other address as shall have been furnished to the Company in writing by Investor or (b) if to the Company, to the address of its principal executive office and addressed to the attention of the Corporate Secretary, or at such other address or addresses as the Company shall have furnished in writing to the Investor. All notices and other communications mailed pursuant to the provisions of this Section 8.6 shall be deemed delivered when mailed.

    8.7 EXPENSES. Each party to this Agreement shall bear its own expenses and legal fees incurred by it with respect to this Agreement and all related transactions and agreements.

    8.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

    8.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    8.10 CALIFORNIA CORPORATE SECURITIES LAW. The sale of the securities which are the subject of this Agreement has not been qualified with the Commissioner of corporations of the state of California, and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification, if required by law, is unlawful. The rights of all parties to this agreement are expressly conditioned upon such qualification being obtained, if required by law.

    8.11 APPROVAL OF AMENDMENTS AND WAIVERS. Any term of this agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a majority of the outstanding Preferred Stock sold under this Agreement, and Common Stock issued upon conversion thereof (calculated on an as-converted basis), excluding from the determination of such a majority (both in determining the total number of such shares outstanding and the number of such shares consenting or not consenting) all shares previously disposed of by the Investor or transferees pursuant to one or more registration statements under the Securities Act or pursuant to Rule 144 thereunder. Any amendment, termination or waiver effected in accordance with this section shall be binding upon each holder of any securities issued pursuant to this Agreement (including securities into which


                                         11.

such securities have been converted or exchanged), each future holder of any or all such securities and the Company.

    The foregoing Agreement is hereby executed as of the date first above written.

BROADVISION, INC.



By:       /s/ Pehong Chen
   --------------------------------
         PEHONG CHEN
         President

Address: 3 Lagoon Drive, Suite 350
         Redwood City, CA  94065


INVESTOR

ITOCHU CORPORATION



By:      /s/ Bunei Yoshizumi
   --------------------------------

Address: 5-1, Kita-Aoyama, 2-Chome
         Minato-Ku, Tokyo 107-77
         Japan


                                         12.

                                      EXHIBIT A

                                SCHEDULE OF INVESTORS


                                             SERIES B
                                         PREFERRED SHARES        PRICE

Itochu Corporation                           800,000         $1,000,000.00